                                                                     EXHIBIT 12

                    IMED CORPORATION AND SUBSIDIARIES

            COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                    (AMOUNTS IN THOUSANDS OF DOLLARS)


                                                                           YEAR ENDED DECEMBER 31,
                                                    -------------------------------------------------------------------
                                                                                                              1996
                                                     1992      1993       1994      1995       1996         PRO FORMA
                                                    -------   ------    -------   -------   -----------    ------------
Pre-tax income (loss) from continuing operations    $13,939   $ (377)   $13,955   $16,365     $(49,404)       $ 3,583

Fixed charges:
  Interest expense and amortization of debt
    discount and premium on all indebtedness          5,046    4,159      2,805     2,052        6,303         40,384
  Interest portion of rentals (33% of rent expense)   1,232    1,252      1,226     1,046        1,156          2,065
                                                    -------   ------    -------   -------     --------        -------
Total fixed charges                                   6,278    5,411      4,031     3,098        7,459         42,449
                                                    -------   ------    -------   -------     --------        -------
                                                    -------   ------    -------   -------     --------        -------
Earnings before income taxes and fixed charges      $20,217   $5,034    $17,986   $19,463     $(41,945)        46,032
                                                    -------   ------    -------   -------     --------        -------
                                                    -------   ------    -------   -------     --------        -------
Ratio of earnings to fixed charges                      3.2      n/a        4.5       6.3          n/a            1.1
                                                    -------   ------    -------   -------     --------        -------
                                                    -------   ------    -------   -------     --------        -------
Earnings insufficient to cover fixed charges by         n/a   $  377        n/a       n/a      (49,404)           n/a
                                                    -------   ------    -------   -------     --------        -------
                                                    -------   ------    -------   -------     --------        -------